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                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION


                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050       JOHN ARNOT WILSON
                 TELEPHONE 415-493-9300   FACSIMILE 415-493-6811      OF COUNSEL




                                                                     EXHIBIT 5.1
                                February 5, 1996


Seagate Technology, Inc.
920 Disc Drive
Scotts Valley, California  95066

     RE:  Registration Statement on Form S-8
          ----------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about February 5, 1996 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, for an aggregate of 2,850,000 shares of your Common Stock under the Conner Peripherals, Inc. 1986 Incentive Stock Plan, the Conner Peripherals, Inc. 1995 Director Stock Plan, the Amended and Restated Archive Corporation Stock Option and Restricted Stock Purchase Plan - 1981, the Amended and Restated Archive Corporation Incentive Stock Option Plan - 1981 and the Executive Stock Plan. Such shares of Common Stock are referred to herein as the "Shares," and such plans and compensation agreements are referred to herein as the "Plans." As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

     It is our opinion that, when issued and sold in the manner described in the Plans and pursuant to the agreements which accompany each grant under the Plans, the Shares will be legally and validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                        Very truly yours,

                                        WILSON, SONSINI, GOODRICH & ROSATI
                                        Professional Corporation


                                        /S/ WILSON SONSINI GOODRICH & ROSATI